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                                                                      Exhibit 22



                   AMERICA'S SENIOR FINANCIAL SERVICES, INC.
                  LIST OF SUBSIDIARIES AS OF DECEMBER 31, 1999





AMERICA'S SENIOR FINANCIAL SERVICES, INC.
Incorporated in Florida

Subsidiaries:

DOW GUARANTEE CORP.
Incorporated in Florida

JUPITER MORTGAGE CORP.
Incorporated in Florida